Exhibit 99.1
Investor Q&A
What did Sally Beauty Holdings, Inc. announce?
On December 19, 2006, Sally Beauty Holdings, Inc. (the “Company”) announced that (1) its Beauty Systems Group LLC subsidiary, other than its Armstrong-McCall division (“BSG”), will not retain its rights to distribute the professional products of the Professional Products Division of L’Oreal USA S/D, Inc. (“L’Oreal”) through its distributor sales consultants (effective January 30, 2007, with exclusivity ending December 31, 2006) or in its stores on an exclusive basis (effective January 1, 2007) in those geographic areas within the U.S. in which BSG currently has distribution rights, and (2) BSG’s Armstrong McCall division will not retain the rights to distribute Redken professional products through distributor sales consultants or its stores. In replacement of these rights, BSG entered into long-term agreements with L’Oreal under which, as of January 1, 2007, BSG will have non-exclusive rights to distribute the same L’Oreal professional products in its stores that it previously had exclusive rights to in its stores and through its sales consultants. Armstrong McCall will retain its exclusive rights to distribute Matrix products in its territories.
Are L’Oreal products still going to be available in BSG/Sally Beauty Supply stores and through Armstrong McCall?
Yes. L’Oreal professional products will remain available in BSG stores that currently carry these products. Sally Beauty Supply stores, which carry a different selection of L’Oreal products from those carried in BSG stores, are not impacted by these developments. Armstrong McCall will not retain the rights to distribute Redken professional products through its distributor sales consultants or its stores, but will retain its exclusive rights to distribute Matrix products in its territories.
What are your next steps?
•	BSG intends to begin marketing certain product lines that were previously unavailable through its outlets and also to expand existing product lines in new territories.

•	BSG will be exploring ways to maximize the efficiency of its structure to mitigate the impact of these developments.

•	BSG will encourage, through financial incentives, the retention of distributor sales consultants needed to effect the new business plan.

•	BSG expects to shift a portion of its lost L’Oreal distribution business into its BSG stores.

•	BSG intends to continue expanding its business into underserved geographic areas, including Florida.
What is the anticipated financial impact of these developments on your 2007 financials?
We expect the impact of the loss of BSG’s exclusive rights to distribute L’Oreal professional products in BSG stores and by its distributor sales consultants to negatively impact our consolidated revenue by approximately $110 million during the last nine months of our 2007 fiscal year. This number includes anticipated ancillary impact on revenue from other products that may be indirectly affected by these developments. However, we expect to mitigate some of this impact through the actions described above.

Cautionary Language Concerning Forward-Looking Statements
This Investor Q&A includes forward-looking statements within the meaning of the Private Securities Reform Act of 1995. All statements other than statements of historical information are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements include: the effects of the substantial debt of the Company’s subsidiaries; loss of the Company’s subsidiaries’ distributorship rights; competition within relevant product markets; sales by unauthorized distributors in the Company’s exclusive markets; dependence on certain suppliers of manufactured products and termination of distribution agreements with key suppliers that cover exclusive territories; the effect of consolidation in the beauty supply industry; the risk that the benefits from the Company’s separation with Alberto-Culver Company may not be fully realized or may take longer to realize than expected; the impact of certain events on the tax-free treatment of the Company’s separation; the Company’s ability to maintain and/or improve sales and earnings performance; the Company’s ability to attract and retain qualified personnel and key employees; risks inherent in acquisitions, dispositions and strategic alliances; foreign currency exchange and interest rate fluctuations; general economic, political and business conditions that would adversely affect the Company or its suppliers, distributors or customers; adverse weather conditions, natural disasters and acts of terrorism; changes in costs, including changes in labor costs, raw material prices or advertising and marketing expenses; the costs and effects of unanticipated legal or administrative proceedings; and disruption from the Company’s separation with Alberto-Culver Company making it more difficult for the Company to maintain relationships with its customers, employees or suppliers. Forward-looking statements are made only as of the date of this Investor Q&A, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise.